Exhibit 25

FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)  ☐

THE BANK OF NEW YORK MELLON

(Exact name of trustee as specified in its charter)

New York	13-5160382
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

One Wall Street, New York, N.Y.	10286
(Address of principal executive offices)	(Zip code)

General Dynamics Corporation

(Exact name of obligor as specified in its charter)

Delaware	13-1673581
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

2941 Fairview Park Drive, Suite 100 Falls Church, Virginia	22042-4513
(Address of principal executive offices)	(Zip code)

American Overseas Marine Corporation

(Exact name of obligor as specified in its charter)

Delaware	43-1273477
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

100 Newport Avenue Extension
Quincy, Massachusetts	02171
(Address of principal executive offices)	(Zip code)

Bath Iron Works Corporation

(Exact name of obligor as specified in its charter)

Maine	39-1343528
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

700 Washington Street
Bath, Maine	04530
(Address of principal executive offices)	(Zip code)

Electric Boat Corporation

(Exact name of obligor as specified in its charter)

Delaware	51-0369496
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

75 Eastern Point Road
Groton, Connecticut	06340-4989
(Address of principal executive offices)	(Zip code)

General Dynamics Armament and Technical Products, Inc.

(Exact name of obligor as specified in its charter)

Delaware	54-1828437
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Four LakePointe Plaza
2118 Water Ridge Parkway
Charlotte, North Carolina	28217
(Address of principal executive offices)	(Zip code)

General Dynamics Government Systems Corporation

(Exact name of obligor as specified in its charter)

Delaware	16-1190245
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

2941 Fairview Park Drive, Suite 100
Falls Church, Virginia	22042-4513
(Address of principal executive offices)	(Zip code)

General Dynamics Land Systems Inc.

(Exact name of obligor as specified in its charter)

Delaware	54-0582680
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

38500 Mound Road
Sterling Heights, Michigan	48310-3268
(Address of principal executive offices)	(Zip code)

General Dynamics Ordnance and Tactical Systems, Inc.

(Exact name of obligor as specified in its charter)

Virginia	06-1458069
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

11399 16th Court North, Suite 200
St. Petersburg, Florida	33716
(Address of principal executive offices)	(Zip code)

Gulfstream Aerospace Corporation

(Exact name of obligor as specified in its charter)

Delaware	13-3554834
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

500 Gulfstream Road
Savannah, Georgia	31408
(Address of principal executive offices)	(Zip code)

National Steel and Shipbuilding Company

(Exact name of obligor as specified in its charter)

Nevada	95-2076637
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

P.O. Box 85278
San Diego, California	92186-5278
(Address of principal executive offices)	(Zip code)

Debt Securities and

Guarantees of Debt Securities

(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	One State Street, New York, N.Y. 10004-1417, and Albany, N.Y. 12223

Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045

Federal Deposit Insurance Corporation	Washington, D.C. 20429

New York Clearing House Association	New York, New York 10005

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the Organization Certificate of The Bank of New York Mellon (formerly known as The Bank of New York, itself formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735).

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121195).

6.	The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152735).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 4th day of December, 2008.

THE BANK OF NEW YORK MELLON

By:	/S/ SCOTT KLEIN
Name:	SCOTT KLEIN
Title:	ASSISTANT TREASURER

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of One Wall Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business September 30, 2008, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	44,129,000
Interest-bearing balances	48,207,000
Securities:
Held-to-maturity securities	7,661,000
Available-for-sale securities	39,616,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	877,000
Securities purchased under agreements to resell	4,598,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	46,218,000
LESS: Allowance for loan and lease losses	324,000
Loans and leases, net of unearned income and allowance	45,894,000
Trading assets	6,900,000
Premises and fixed assets (including capitalized leases)	1,087,000
Other real estate owned	7,000
Investments in unconsolidated subsidiaries and associated companies	858,000
Not applicable
Intangible assets:
Goodwill	5,026,000
Other intangible assets	1,619,000
Other assets	12,220,000

Total assets	218,699,000

Dollar Amounts In Thousands
LIABILITIES
Deposits:
In domestic offices	103,521,000
Noninterest-bearing	80,077,000
Interest-bearing	23,444,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	67,951,000
Noninterest-bearing	2,259,000
Interest-bearing	65,692,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	4,367,000
Securities sold under agreements to repurchase	76,000
Trading liabilities	5,676,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	12,514,000
Not applicable
Not applicable
Subordinated notes and debentures	3,490,000
Other liabilities	8,209,000

Total liabilities	205,804,000

Minority interest in consolidated subsidiaries	473,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	6,764,000
Retained earnings	6,564,000
Accumulated other comprehensive income	-2,041,000
Other equity capital components	0
Total equity capital	12,422,000

Total liabilities, minority interest, and equity capital	218,699,000

I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas P. Gibbons,
Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Gerald L. Hassell
Steven G. Elliott	Directors
Robert P. Kelly